Exhibit 99.1

[XL Capital Logo Omitted]
                                                  XL CAPITAL LTD
                                                  XL House
                                                  One Bermudiana Road
                                                  P. O. Box HM 2245
                                                  Hamilton HM JX
                                                  Bermuda

                                                  Phone: (441) 292-8515
                                                  Fax:   (441) 292-5280
PRESS RELEASE

IMMEDIATE

Contact:   Lily Outerbridge                  Roger R. Scotton
           Investor Relations                Media Relations
           (441) 294-7345                    (441) 294-7165

            XL CAPITAL LTD ANNOUNCES THAT SECOND QUARTER 2005 RESULTS
              WILL BE ADVERSELY IMPACTED BY AN INCREASE IN RESERVES
                  IN ITS NORTH AMERICAN REINSURANCE OPERATIONS

Hamilton, Bermuda (July 7, 2005): -- XL Capital Ltd (NYSE: XL) ("XL" or the "Company") announced today that its second quarter 2005 results will be adversely impacted by an increase in net reserves in its North American reinsurance operations of $191 million pre-tax. The after tax charge is $183 million or $1.31 per ordinary share. This increase resulted from XL's scheduled semi-annual reserve review which is substantially complete. However there is an ongoing review relating to policy benefit reserves with respect to certain novated blocks of U.S.-based-term life mortality reinsurance business which XL expects to complete by the time of issuing its earnings release on July 27, 2005.

The reserve increase is attributable to the following sources:

                                              RESERVE INCREASE     % OF TOTAL
  SOURCE                                      (IN $000)         RESERVE INCREASE
  Workers' Compensation ("WC")                    $ 64,719            34%
  1997 - 2001 underwriting years excluding WC       76,011            40%
  Pre - 1997 underwriting years excluding WC        15,603             8%
                                                  --------           ---
  SUB TOTAL                                        156,333            82%
  Post - 2001 underwriting years excluding WC       34,306            18%
                                                  --------           ---
  NET RESERVE INCREASE PRE TAX                     190,639           100%
  Tax                                                7,780
                                                  --------
  TOTAL NET RESERVE INCREASE                      $182,859

Approximately 90% of the Workers' Compensation reserve increase is related to an XL Reinsurance America Inc. ("XLRA") working layer program written across multiple underwriting years with a single cedent. This program was not renewed at the end of 2001. Other than this program, XLRA has not written significant working layer Workers' Compensation business.

The reserve increase related to the 1997- 2001 underwriting years, excluding Workers' Compensation, was principally driven by recently reported claims in Umbrella Liability, Errors & Omissions and Directors & Officers lines of business in those underwriting years. The professional lines claims activity arises largely from a limited number of cedents. This reserve increase was partially offset by favorable development in the 1997- 2001 underwriting years in the Medical Malpractice business line.

The reserve increase related to the pre -1997 underwriting years, excluding Workers' Compensation, was primarily driven by a small number of increased reported claims in the Other Liability and Errors & Omissions lines of business in those underwriting years.

The reserve increase related to the post - 2001 underwriting years, was primarily due to certain large individual claims affecting a number of lines including; Surety, Umbrella Liability and Errors & Omissions.

Brian M. O'Hara, President and Chief Executive Officer of XL, stated: "This reserve strengthening is extremely disappointing."

"With respect to the reserve increase in Workers' Compensation, I do not believe this represents a broader issue for this line of business for XL given the unique nature of the program with the single cedent. Putting this reserve strengthening in the context of XL's overall financial strength, the reserve addition for non-Workers' Compensation lines represents only 1%, and the Workers' Compensation addition represents 0.5%, of XL's net loss reserves, respectively, as at March 31, 2005. In addition, in my judgement, the recent claims reporting activity reflects cedents having to recognize losses on their books with greater transparency and timeliness. Finally, I believe that we are benefiting from the changes we implemented in the North American reinsurance book since 2003, with respect to cedent communication and an increased number of on site claims audits."

Mr. O'Hara added: "The post - 2001 underwriting year reserve additions do not alter XL's view of the continuing strong profitability in these lines of business in these years."

The Company will post additional information on the Company's Investor Relations section of the website located at www.xlcapital.com and will hold a conference call on Friday, July 8, 2005 at 8:00 a.m. Eastern Daylight Time to discuss the North American reinsurance operations reserve increases in more detail. The listen only dial in number is (201) 689-8320 password XL708. The replay number is (201) 612-7415 account number 290 and conference ID number 160191 which will be available beginning at approximately 10:00 a.m. Eastern Daylight Time on July 8, 2005 until approximately 8:00 p.m. on July 15, 2005.

XL intends to release its second quarter 2005 financial results after the close of regular market hours of The New York Stock Exchange, Inc. on Wednesday, July 27, 2005. A conference call to discuss the Company's results will be held on July 28, 2005 at 10:00 a.m. Eastern Daylight Time.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies, and other enterprises on a worldwide basis. As of March 31, 2005, XL Capital Ltd had consolidated assets of approximately $50.9 billion and consolidated shareholders' equity of approximately $7.8 billion. More information about XL Capital Ltd is available at www.xlcapital.com.

                                      # # #



This press release contains forward-looking statements that involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) greater frequency or severity of claims and loss activity, including, without limitation, (x) as a result of natural or man- made catastrophic events or (y) in respect of XL's North American reinsurance operations, than XL's underwriting, reserving or investment practices anticipate based on historical experience or industry data; (b) the impact of the completion of XL's semi-annual reserve review, including in relation to certain novated blocks of U.S. based term life mortality reinsurance business on XL's results; (c) developments in the world's financial and capital markets which adversely affect the performance of XL's investments and XL's access to such markets; (d) changes in general economic conditions, including foreign currency exchange rates, inflation and other factors; and (e) the other factors set forth in XL's most recent report on Form 10-K, Form 10-Q and XL's other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.